REPRESENTATION AGREEMENT

Between

SYNGAS ENERGY CORP. ("The First Party")
P.O.Box 4021
Spruce Grove, Alberta T7X 3B2
Canada

and

ECOGESTION LTDA. ("The Second Party")
Callao 2970, Of. 501
Las Condes
Santiago, Chile

WHEREAS

(A)

The First Party is specialized in the Development, Production and Operation of Gasification Projects and the provision of relevant goods and services, including project finance, and the installation of such projects.

(B)

The Second Party has experience in promoting and developing business in Chile (The Territory) with respect to Clean Energy sector and Emission Reduction Services according to the Kyoto Protocol and the European Trading Scheme (The Relevant Business).

(C)

The Firs tParty wishes to appoint the Second Party as its exclusive representative or partner in developing The Relevant Business in The Territory and in furthering its interests with regards to Relevant Business related to The Project

IT IS HEREBY AGREED AS FOLLOW:

1. Duration

This agreement shall commence on the date here of (the Commencement Date) and continue inforce for an initial period of three years (the Initial Period) and shall automatically and finally terminate on the third anniversary of the Commencement Date unless it is extended in common understanding in an annually bases.

2. First Party's Duties

In order to facilitate the proper development of this agreement, The First Party agrees to:

A .Advise and make available to the Second Party of all existing Products and Services, as well as any future developments with respect to such products and services.

B. Provide the Second Party with Product marketing literature, newsletters ,technical notes and other promotional materials, as well as financial information, as appropriate and in electronic format.

3. Second Party's Duties

Pursuant to its obligation to provide assistance to the First Party the Second Party shall, for the duration of this Agreement.

A. Assist and advice the First Party generally on all aspects of its negotiations for the award of contracts for the project in theTerritory.

B. After the award of any such contract as aforesaid, advice the First Party as may be required in its smooth operation.

C. Assist and advice the First Party in relation to its dealing with government, ministries, departments, municipalities and other offices or agencies related to the Project.

4. Restrictions and Limitations on the Second Party

A. The Second Party shall not, without the express and written prior authority of the First Party, have any power under this agreement to:

a)	Sign contracts or accept orders or money on behalf on the First Party or

b)	Give guarantees or warranties to customers or potential customers or

c)	Commit the First Party to any binding obligation or

d)	Commit the First Party otherwise in anyway.

C. During the terms of this agreement the Second Party shall not act on behalf of, or have in, any company or individual carrying on more or less similar business to the Relevant Business of the First Party as related to the project.

D. ln the event that the Second Party, through its activities, produces 2 clear and viable commercial opportunities which are within the scope of the activities covered by this agreement and which the First Party declines to progress, the Second Party shall have the right to terminate this agreement.

5. Remuneration

As remuneration to the Second Party for the services as described, the First Party shall pay to the Second Party, not later than 30 days after the contract with the customer has been signed and money received, the agreed fee. Such fee shall be deemed to cover all the operating expenses of the Second Party relative to the provision of its services under this agreement and the Second Party shall not be entitled to any further remuneration or compensation in respect of the performance of this agreement.

Notwithstanding the above the Second Party may claim from the First Party such marketing expenses as may have been previously approved in writing by the First Party on case-by-case basis.

Second Party commissions for the First Party Products and  Services

COMMISSION STRUCTURE

Commissions to be negotiated on a project by project basis.

6. Exclusivity

The First Party shall appoint no othe rCommercial Representation with the respect to the Relevant Business, the Project and the Territory for the duration of this agreement.

B. The Parties acknowledges that the provision of this agreement shall apply to ALL commercial opportunities, contractual arrangements and revenues which the First Party has participated in theTerritory, including those developed through direct approaches, clients contacts, external promoters, brokers, agents or other intermediaries,

7. Confidentiality

During the term of, and after the expiry or termination of this agreement, each party shall keep confidential and not divulge any information relating to the business of the other obtained by virtue of the cooperation arising from this agreement.

8. Termination

Notwithstanding anything  to the contrary expressed or implied elsewhere, this agreement may be terminated by the mutual written agreement of the Parties.

9. Notices

Any communication by either Party shall be in writing by using electronical mail or fax and courier in caseof important and signed documents.

The address and other particulars to which communications shall be sent:

To the First Party
SYNGAS ENERGY CORP.
P.O. Box 4021
Spruce Grove, Alberta T7X3B.2
Canada
Tel. 001-780 -701-2355
Fax. 001 -780-701-2354
Email: Wilf@ouellette.gom

To The Second Party
ECOGESTION LTDA.
Callao 2970, Of. 501
Las Condes
Santiago, Chile
Tel .0056-9-9194432
Fax. 0056-2-6583261
Email:ecogestion@gmail.com

10. Arbitration

A. Any dispute or difference between the Parties in connection with this agreement shall be finally settled in accordance with the then current edition of the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with such rules.

B. Such arbitration shall be conducted in Edmonton, Alberta, Canada in the English language.

11. Law

A. This agreement is made subject to Canadian law and the Parties agree to submit to the non-exclusive jurisdiction of the civil courts of Canada.

B. If this Agreement is translated into any other language the English language version shall prevail.

Signed on the date written below, in two originals, each party having received one original.

SYNGAS ENERGY CORP.

Signed: ______________________

Date: March 7, 2006

ECOGESTION LTDA.

Jaime Eidelstein
CEO
Callao 2970, Of. 501
Las Condes, Santiago
Chile

Signed: ______________________

Date: Stgo 8.3.2006

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